UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2014

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

DE	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number:	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Based upon feedback from stockholders as well as a review of competitive best practices, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Owens Corning (the “Company”) has approved the following changes, to be implemented and made effective in 2015, to the Company’s executive compensation program in order to further align executive pay and performance:

•	Introduction of a long term return on capital metric for performance share units awarded under the Company’s long term incentive plans;

•	Reallocation of the mix of long term incentive compensation awarded to our named executive officers to consist of:

•	40% time based restricted stock;

•	35% performance share units based upon absolute return on capital performance over a three year period; and

•	25% performance share units based upon relative total shareholder return over a three year period;

•	Discontinuation of annual grants of stock options to our named executive officers; and

•	Voluntary elimination of the tax gross-up provision from the Chief Executive Officer’s employment agreement.

The Company plans to provide enhanced disclosure regarding its executive compensation program, including further details on the above referenced changes, in its annual proxy statement for the year ending December 31, 2014.

The Board also plans to submit a management proposal for stockholder approval at the 2016 Annual Meeting to amend the Company’s bylaws to adopt a majority voting standard for uncontested director elections concurrent with the full declassification of the Board in 2017.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning

Date: December 5, 2014	By:	/s/ John W. Christy
John W. Christy
Senior Vice President, General
Counsel and Secretary